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Exhibit 10.1

SEPARATION AGREEMENT

    This Separation Agreement ("Agreement") is made and entered into this 28th day of September 2000, by and between Don L. Sticinski ("you"), a resident of the state of Minnesota, and Alliant Techsystems Inc. ("Alliant"), a Delaware corporation with its principal place of business in Hopkins, Minnesota.

    You and Alliant have agreed that your employment will conclude as provided in this Agreement and, in connection with the termination of your employment, Alliant has agreed to provide you with certain payments to which you would not be entitled absent your execution of this Agreement. Further, you and Alliant desire to settle any and all disputes related directly or indirectly to your employment by Alliant and/or your termination from employment, in accordance with the terms and conditions set forth in this Agreement. Therefore, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you and Alliant agree as follows:

     1.  Termination of Employment.  Effective September 19, 2000 you voluntarily resign as an Executive Officer of Alliant Techsystems Inc. and as a Director or Officer of Alliant (including any of its subsidiaries and affiliates). Your last day of work will be September 30, 2000 at which time you will commence a paid leave of absence. Effective September 1, 2001 (Termination Date), your leave of absence will cease and you will no longer be an employee of Alliant. Except as otherwise provided in this Agreement, or as set forth in the applicable employee benefit plan, all of your privileges as an Alliant employee will end as of the close of business on the Termination Date.

     2.  Payments.

    (a) In connection with your termination of employment, Alliant will provide you the following payments and benefits:

       (i) Continuation of base salary while on leave.  Alliant will continue to pay to you your monthly base salary as of September 30, 2000 during your leave of absence until your Termination Date. Alliant will make these payment to you only on the condition that you have signed this Agreement and have not exercised your right to rescind it pursuant to paragraph 10 below. Alliant will withhold required deductions, including deductions for applicable state and federal taxes, social security and all other standard deductions. Payments will be considered "Earnings" or "Recognized Compensation" for purposes of any of Alliant's qualified or non-qualified employee benefit plans, and 401k deductions will be taken according to your elections.

      (ii) Management Incentive Plan.  You will be eligible to receive your Management Incentive Plan (MIP) payment for Fiscal Year 2001, prorated for your period of active service ending on September 30, 2000. Such payment will be based on the performance criteria already agreed upon between you and Alliant prior to the beginning of such Fiscal Year and actual business unit and corporate performance. This amount will be paid in a single lump sum payment in cash at the same time as all other MIP participants receive payment. This amount will be considered "Earnings" or "Recognized Compensation" for purposes of Alliant's qualified or non-qualified employee benefit plans. You will not be a participant in the Alliant Management Incentive Plan for the fiscal year beginning April 1, 2001 or thereafter.

      (iii) Relocation.  You will be entitled to receive relocation services of broker/real estate sales agent expense reimbursement up to 7% of the final sale price of your existing Minnesota home and reasonable and customary closing fees. Should your house not be sold by June 1, 2001, Alliant agrees to purchase your house under applicable terms of the Alliant Purchase Option Program (copy attached). Alliant also will, until September 1, 2001, reimburse you for household moving expenses; such reimbursed moving expenses not to exceed Twenty-Five Thousand Dollars ($25,000).

      (iv) Restricted Stock.  Your 1167 shares of restricted stock granted June 1, 2000, per Alliant Techsystems Personnel and Compensation Committee approval, are fully vested as of September 30, 2000.

      (v) Performance Shares.  Your performance shares will continue to vest until September 1, 2001, at which time all unvested shares are forfeited.

      (vi) Stock Options.  With your continued employment through September 1, 2001, your stock options will become vested at their normal vesting dates until September 1, 2001, at which time all non-vested stock options shall be forfeited.

     (vii) CVA.  Any CVA amount accrued for AFY 2001 (prorated) will be paid out at the end of AFY 2001 in a single lump sum.

     (viii) Income Security Plan.  Following your resignation as an Executive Officer effective September 19, 2000 and until your Termination Date, you will be eligible for change in control benefits under the Alliant Income Security Plan.

      (ix) Leased Car.  You will be entitled to a continuation of your current car lease until September 1, 2001.

      (x) Outplacement Services.  You will be entitled to participate in location outplacement services until your Termination Date, and Alliant will pay outplacement fees up to 15% of your yearly base salary, or, within a reasonable time of your Termination Date, pay directly to you the cash difference between the outplacement fees actually paid and 15% of your base salary.

      (xi) Executive Perquisites Account.  Your participation in the Executive Perquisites Account plan shall terminate effective close of business on September 30, 2000. However, financial planning services will continue under its current terms through September 1, 2001.

     (xii) Accrued but Unused Vacation.  You will be paid your accrued and unused vacation balance on September 30, 2000. No vacation will accrue during the time period from September 30, 2000 through September 1, 2001.

     (xiii) Employee Benefit Plans.  Your rights to benefits under all other Alliant employee benefit plans will continue during your leave of absence and will be governed by the terms of such plans.

    (b) Except as provided above, you acknowledge that you have received all other compensation and benefits due and owing to you from Alliant and that you have no further claim to any compensation or employee benefits from Alliant. You acknowledge that you are not entitled to the payment in paragraph 2(a)(i) above unless you sign this Agreement and that Alliant has agreed to provide this payment solely as consideration for your signing this Agreement.

     3.  Your Death.  Alliant agrees that the compensation described in paragraph 2(a)(i) through 2(a)(xiii) above will be paid to your estate in the event of your death, on the condition that you have signed this Agreement and have not exercised your right to rescind.

     4.  Unemployment Compensation.  Alliant agrees not to challenge your entitlement to unemployment compensation benefits as provided by law.

     5.  Attorneys' Fees and Expenses.  Alliant agrees that you may submit for reimbursement as financial planning services any attorneys' fees incurred by you in conjunction with a review of this agreement.

     6.  Confidential Information.  You acknowledge that in the course of your employment with Alliant or any of its predecessor companies, you have had access to confidential information and trade secrets relating to business affairs of Alliant and/or its predecessor or related companies and entities. You agree that you will maintain the confidentiality of Alliant's confidential information and / or trade secrets. You agree that at no time following your execution of this Agreement, will you disclose or otherwise make available to any person, company or other party confidential information or trade secrets. This Agreement shall not limit any obligations you have under any other Alliant confidentiality agreement or applicable federal or state law.

     7.  Return of Alliant Property.  You acknowledge that prior to your last day of active employment, or paid leave, whichever is later, you will return all property owned by Alliant which is in your possession, including, but not limited to, any company credit card (or credit card on which Alliant is a guarantor), computer, telephone, pager, fax or printer. Further, you agree to repay to Alliant the amount of any permanent or temporary advances previously made to you by Alliant which remain outstanding and any balance owing on any credit cards of any moneys due and owing Alliant or for which Alliant is a guarantor. During the period of your leave of absence, you will be entitled to the continued use of your leased vehicle.

     8.  Release.  You fully release and discharge the companies and individuals listed below from all liability for damages or claims of any kind arising out of any action, inaction, decision, or event occurring through the date of your execution of this Agreement:

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  Alliant, and its predecessor companies;

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  All companies owned by, connected with, or affiliated with Alliant; and

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  Alliant's current and former Directors, Officers, Managers, Employees, Agents, Insurers, Counsel, and Shareholders.

    You understand that you are giving up any and all manner of actions or causes of actions, suits, debts, claims, complaints, or demands of any kind whatsoever, whether direct or indirect, fixed or contingent, known or unknown, in law or in equity, that you have or may have for claims arising under or based on, but not limited to, the:

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  Minnesota Human Rights Act, Minn. Stat. § 363.01, et seq. or any other similar state statute applicable in your state of residence;

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  Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., as amended by the Older Workers Benefit Protection Act;

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  Americans with Disabilities Act, 42 U.S.C. § 12101, et seq.;

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  Employee Retirement Income and Security Act, 29 U.S.C. § 1001, et seq.;

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  Fair Labor Standards Act, 29 U.S.C. § 201, et seq.;

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  Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.;

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  National Labor Relations Act, 29 U.S.C. § 151, et seq.;

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  Occupational Safety and Health Act, 29 U.S. C. § 651, et seq.;

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  Rehabilitation Act, 29 U.S.C. § 701 et seq.;

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  Title VII, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000e, et seq.;

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  Worker Adjustment and Retaining Notification Act of 1988, 29 U.S.C. § 2101, et seq.; or

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  Any other federal, state or local law, including any attorneys' fees that could be awarded in connection with these or any other claims.

    You further understand that this Agreement extends to, but is not limited to, all claims that you have or may have in contract or tort theories. This includes, but is not limited to, the following potential claims:

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  Wrongful discharge, or wrongful discharge in violation of public policy;

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  Breach of contract, breach of an express or implied promise, breach of the implied covenant of good faith and fair dealing, or breach of fiduciary duty;

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  Interference with contractual relations;

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  Promissory estoppel;

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  Breach of employee handbooks, manuals or other policies;

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  Assault or battery;

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  Intentional or negligent misrepresentation, or fraud;

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  Retaliation, or intentional or negligent infliction of emotional distress;

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  Defamation (including all forms of libel, slander, and self-defamation);

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  Negligent hiring, retention or supervision; and/or

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  Any other claim otherwise based on any theory, whether developed or undeveloped, arising from or related to your employment or the termination of your employment with Alliant, or any other fact or matter occurring prior to your execution of this Agreement.

    You further agree that you will not institute any claim for damages, or any other relief, nor request any other party or entity, to institute any claim for damages on your behalf. You understand that you waive your right to money damages or other legal or equitable relief awarded as a result of any claim filed on your behalf by any other person, entity or governmental agency.

    Your Release of claims, as set forth above, is not intended to and does not waive or release your rights to seek post-termination insurance continuation or other post-termination benefits under "COBRA", Minn. Stat. § 61A.092, Minn. Stat. § 62A, "ERISA", or other state or federal laws or regulations relating to insurance continuation rights or other vested benefits, or any other vested rights, if any, which you have pursuant to Alliant's qualified or non-qualified employee benefit plans, 401(k) plans, pension plans, or other retirement plans. Further, you are not waiving any claims which you may have against Alliant to defend and indemnify you for actions which you took, or for your inactions, within the course and scope of your employment for Alliant, subject to the limitations, terms and conditions of Alliant's By Laws, Articles of Incorporation, and/or under Minnesota law.

     9.  Consideration Period.  You have been informed that the terms of this Agreement shall be open for consideration by you for a period of at least forty five (45) calendar days after the date set forth above, during which time you may consider whether or not to accept this Agreement and seek legal counsel to advise you of your rights. You agree that changes to this Agreement, whether material or immaterial, will not restart this acceptance period. You further understand that you are not required to take the entire forty five (45) day period to decide whether you wish to execute the Agreement and that you may do so on an accelerated basis without prejudice to your own or Alliant's rights under this Agreement.

    10.  Right to Rescind.  You understand that you have the right to rescind this Agreement for any reason by informing Alliant of your intent to rescind this Agreement within fifteen (15) calendar days after you sign it. You understand that this Agreement will not become effective or enforceable unless and until you execute the Agreement and the applicable rescission period has expired. Any such rescission must be in writing and hand-delivered to the person listed below or, if sent by mail, must be received by such person within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows:

        Sandy Ketchmark, MN11-1025
        Alliant Techsystems
        600 2nd Street NE
        Hopkins, MN 55343

In the event that you effectively rescind the Agreement, neither you nor Alliant will have any rights or obligations whatsoever under this Agreement. Any rescission, however, does not affect your termination of employment from Alliant, effective as of the date set forth in paragraph 1.

    11.  Effective Date.  This Agreement does not become effective until sixteen (16) calendar days after you sign it and return it to the person named above and then only if it has not been rescinded by you under the procedures of paragraph 10.

    12.  No Admission.  This Agreement is not an admission by Alliant that any of its actions or inactions are unjustified, unwarranted, discriminatory, wrongful or in violation of any federal, state or local law and this Agreement shall not be interpreted as such. Alliant disclaims any liability to you or any other person on the part of itself and/or its current or former directors, officers, employees, representatives, and agents. You agree and acknowledge that this Agreement shall not be interpreted to render either party to be a prevailing party for any purpose including, but not limited to, an award of attorney's fees under any statute or otherwise.

    13.  Effect of Breach.  In the event that you breach any provision of this Agreement, Alliant will have no further obligations under paragraph 2(a)(i) of this Agreement. You agree that in the event of your breach Alliant will be entitled to repayment of all moneys paid to you under such section together with the attorneys' fees and costs incurred to collect the money and to seek injunctive relief.

    14.  No Adequate Remedy.  You agree that it is impossible to measure in money all of the damages which will accrue to Alliant by reason of your breach of any of your obligations under this Agreement. Therefore, if Alliant shall institute any action or proceeding to enforce the provisions hereof, you hereby waive the claim or defense that Alliant has an adequate remedy at law, and you shall not raise in any such action or proceeding the claim or defense that Alliant has an adequate remedy at law.

    15.  No Assignment.  This Agreement is personal to you and may not be assigned by you.

    16.  Enforceable Contract.  This Agreement shall be governed by the laws of the State of Minnesota. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

    17.  Entire Agreement.  You agree that this Agreement contains the entire agreement between you and Alliant with respect to the subject matter hereof and there are no promises, undertakings or understandings outside of this Agreement, except with respect to your continued requirement to not reveal confidential, secret or top secret information, patent, trademark or similar matters and as specifically set forth herein. This Agreement supersedes all prior or contemporaneous discussions, negotiations and agreements, whether written or oral, except as specifically set forth herein. Your right to payments or employee benefits from Alliant are specified exclusively and completely in this Agreement. Any modification or addition to this Agreement must be in writing, signed by an officer of Alliant and you.

    18.  Acknowledgment.  You affirm that you have read this Agreement, and have had adequate time to consider the terms of the Agreement. Further, you have been advised that you should consult with an attorney prior to signing this Agreement. You acknowledge that the provisions of this Agreement are understandable to you and to the extent that you have not understood any section, paragraph, sentence, clause or term, you have taken steps to ensure that it was explained to you. You have entered into this Agreement freely and voluntarily.

    IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

Employee— Dated: September 28, 2000	Don L. Sticinski /s/ Your signature
********************************************************************************
HR Administrator—
Dated: September 28, 2000	Alliant Techsystems Inc.
Paul David Miller (Print name)	/s/ PAUL DAVID MILLER Signature Chairman and CEO Title

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SEPARATION AGREEMENT